UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 12, 2000

ETEC SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Other Jurisdiction of Incorporation)

0-26968	94-3094580
(Commission File Number)	(IRS Employer Identification Number)

26460 Corporate Avenue, Hayward, California    94545
(Address of principal executive offices including zip code)

(510)783-9210
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

        (b) On January 12, 2000, Etec Systems, Inc., a Nevada corporation ("Etec"), entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Applied Materials, Inc., a Delaware corporation ("Applied"), pursuant to which a wholly-owned subsidiary of Applied will merge with and into Etec (the "Merger"). A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The acquisition will be effected through the issuance of 0.649 shares of common stock of Applied in exchange for each share of common stock of Etec outstanding immediately prior to the consummation of the acquisition. Applied will also assume Etec's stock options and warrants outstanding at the effective date of the acquisition, based on such exchange ratio. The parties determined the amount of such consideration based upon arm's-length negotiations between Applied and Etec. The Merger Agreement also provides for the payment by Etec to Applied under certain circumstances of a fee of $54 million in the event the Merger Agreement is terminated.

        The acquisition is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is intended to be accounted for as a pooling of interests. The consummation of the acquisition is subject to the satisfaction of certain conditions, including expiration or termination of the Hart-Scott-Rodino Act waiting period and the approval of the shareholders of Etec. In connection with the acquisition, (i) Etec and Applied entered into an Option Agreement (attached hereto as Exhibit 2.2) entitling Applied to buy shares of Etec common stock constituting of up to 19.9% of Etec's then outstanding shares under certain circumstances, and (ii) all directors and executive officers of Etec have agreed to vote in favor of approval of the acquisition pursuant to the Voting Agreement attached hereto as Exhibit 2.3.

        A copy of the joint press release announcing the Merger Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Document
2.1	Agreement and Plan of Reorganization dated as of January 12, 2000 by and among Applied Materials, Inc., Boston Acquisition Sub, Inc. and Etec Systems, Inc. (excluding schedules and exhibits).
2.2	Option Agreement, dated as of January 12, 2000 by and between Applied Materials, Inc. and Etec Systems, Inc.
2.3	Voting Agreement dated as of January 12, 2000 by and among Applied Materials, Inc. and certain shareholders of Etec Systems, Inc.
99.1	Joint Press Release dated January 12, 2000.

SIGNATURES

Pursuant to the requirement of the Security Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ETEC SYSTEMS, INC.

By:	/s/ William D. Snyder

William D. Snyder
Vice President and Chief Financial Officer

Dated: January 21, 2000

INDEX TO EXHIBITS

Exhibit Number	Description of Document
2.1	Agreement and Plan of Reorganization dated as of January 12, 2000 by and among Applied Materials, Inc., Boston Acquisition Sub, Inc. and Etec Systems, Inc. (excluding schedules and exhibits).
2.2	Option Agreement, dated as of January 12, 2000 by and between Applied Materials, Inc. and Etec Systems, Inc.
2.3	Voting Agreement dated as of January 12, 2000 by and among Applied Materials, Inc. and certain shareholders of Etec Systems, Inc.
99.1	Joint Press Release dated January 12, 2000.